Exhibit 99.1

                                  Press Release

City  Savings  Financial  Corporation  Announces  Fourth  Quarter  and  Year End
Earnings

     MICHIGAN CITY, Ind.--(BUSINESS WIRE)--September 3, 2003--City Savings Financial Corporation (the "Company"), the holding company of City Savings Bank (the "Bank") announced its earnings for the fourth fiscal quarter of 2003 and twelve months ended June 30, 2003. The Company reported consolidated net income of $396,000 for the quarter ended June 30, 2003, up $231,000 or 140.0% from the $165,000 reported for the same period last year. Net income for the twelve months ended June 30, 2003 was $1,326,000 compared to $470,000 for the twelve months ended June 30, 2002. The increase in income for the three and twelve months ended June 30, 2003 over the same periods last year was largely due to growth in the Company's loan portfolios and an increase in gains generated on the sale of loans and securities available for sale. The Company`s earnings for the fiscal year ending June 30, 2003 also benefited from the sale of its property and casualty lines of business in January of 2003, for a one time after tax gain of $66,000. Offsetting the growth in income were increases in the provision for loan losses, compensation expense and professional fees.


Since September of 2002, the Company has been purchasing conventional single family mortgage loans from several mortgage companies under loan repurchase agreements. Through these agreements, the Company buys loans from the mortgage companies at par and subsequently resells the loans to the mortgage companies or others for transfer to an end investor. During the holding period, which typically lasts thirty days, the Company earns a prime based return and fee income. The Company had $12.9 million in loans outstanding purchased under agreements to resell at June 30, 2003. The Company's primary federal regulator, the Office of Thrift Supervision "OTS", has asked the Company to limit the outstanding balance of loans purchased from any one mortgage company to 25% of the Bank's capital and unimpaired surplus which is substantially below the limits currently in place. The Company has agreed and has given the mortgage companies 120 days notice pursuant to the terms of the outstanding agreements. Given that the funding requirements of these mortgage companies greatly exceed the newly established self-imposed limits, the Company believes the participants will seek funding elsewhere, which could have a negative impact on earnings going forward.

The foregoing discussion contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. A number of factors could cause results to differ materially from the objectives and estimates expressed in such forward-looking statements. These factors include, but are not limited to, changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area, and competition, all or some of which could cause actual results to differ materially from historical earnings and those presently anticipated or projected. These factors should be considered in evaluating any forward-looking statements, and undue reliance should not be placed on such statements. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

The Bank conducts business from two full service offices located in Michigan City, Indiana, and Rolling Prairie, Indiana with the main office located in Michigan City. The Bank has begun construction on a new branch facility in Chesterton, Indiana, with a projected completion date of mid-January 2004.

     CONTACT: City Savings Financial Corporation

Thomas F. Swirski or George L. Koehm, 219/879-5364



                                                              June 30,       June 30,
                                                                2003           2002
Selected Financial Condition Data (In thousands):           (Unaudited)
                                                           -------------- -------------
                                                           -------------- -------------
Total assets                                                  $139,840      $ 81,394
Loans receivable (including loan available for sale),
net                                                            117,090        68,072

Allowance for loan losses                                        1,097           579

Cash and cash equivalents                                        4,952         3,215

Securities available for sale                                   12,187         6,847

Deposits                                                       103,579        63,211

Total borrowings                                                22,170         6,488

Shareholders' equity                                            11,075        10,197



                                                          ------------ ------------- -- ------------- -------------
                                                            Three Months Ended             Twelve Months Ended
                                                                  June 30,     (Unaudited)        June 30,
                                                          ---------------------------------------------------------
Selected Operating Data (In thousands):                      2003          2002             2003          2002
                                                          ------------ ------------- -- ------------- -------------
Total interest income                                         $ 1,954       $ 1,323          $ 7,096       $ 5,052

Total interest expense                                            758           583            2,888         2,553
                                                          ------------ ------------- -- ------------- -------------
  Net interest income                                           1,196           740            4,208         2,499

Provision for loan losses                                         213            45              592           258
                                                          ------------ ------------- -- ------------- -------------
  Net interest income after provision for loan losses             983           695            3,616         2,241
                                                          ------------ ------------- -- ------------- -------------
Noninterest income                                                344           124            1,229           490

Noninterest expense                                               669           577            2,665         1,993
                                                          ------------ ------------- -- ------------- -------------
Income before taxes                                               658           242            2,180           738

Income tax expense                                                262            77              854           268

  Net income                                                   $  396        $  165         $  1,326        $  470
                                                          ============ ============= == ============= =============



                                                         ------------- ------------ --- ------------ -------------
                                                            Three Months Ended            Twelve Months Ended
                                                                  June 30,                       June 30,
                                                         ---------------------------------------------------------
Supplemental data:                                           2003         2002             2003          2002
                                                         ------------- ------------ --- ------------ -------------
Fully diluted earnings per share                                 0.79         0.30             2.62           N/A
Yield on earning assets                                         5.77%        6.82%            6.13%         7.04%
Yield on costing liabilities                                    2.49%        3.43%            2.80%         4.00%
Interest rate spread                                            3.28%        3.39%            3.33%         3.04%
Return on average assets                                        1.14%        0.82%            1.11%         0.63%
Return on average equity                                       14.45%        6.54%           12.43%         6.16%
Efficiency ratio                                               56.50%       72.13%           60.37%        74.33%
Nonperforming loans to total loans                              2.19%        2.48%
Allowance for loan losses to nonperforming loans               43.58%       38.63%

City Saving Financial Corporation
Thomas F. Swirski, President and C.E.O,  George L. Koehm, Treasurer
219-879-5364